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                              ARTHUR ANDERSEN LLP

                                                                   EXHIBIT 23(A)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated August 24, 1999 included in LTX Corporation's Form 10-K for the year ended July 31, 1999 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Boston, Massachusetts
February 16, 2000